Exhibit 23(o)(v) under Form N-1A
                                            Exhibit 24 under Item 601/Reg. S_K

                              POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary, Assistant Secretary(ies) of The Huntington Funds and Senior Corporate Counsel, Federated Services Company and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                TITLE                                       DATE


/s/ David R. Carson       Treasurer                                June 7, 2002
David R. Carson           (Principal Financial and Accounting Officer)



Sworn to and subscribed before me this 7th day of June, 2002



/s/ Ruth M. Meyer
Ruth M. Meyer

Ruth M. Meyer
Notary Public, State of Ohio
My Commission Expires July 28, 2002